EXHIBIT 23.2

ImagineNet Corp.
222 Lakeview Ave., Suite 160
West Palm Beach, FL 33401


                         INDEPENDENT PUBLIC ACCOUNTANTS


Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of ImagineNet Corp. on Form SB-1 of our report dated JDecember 15, 1999 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                            /s/DURLAND & COMPANY, CPAs, P.A.
                                               Durland & Company, CPAs, P.A.



Palm Beach, Florida
November 20, 2000